Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated January 25, 2018 relating to the consolidated financial statements of Piedmont Lithium Limited and subsidiaries appearing in the Registration Statement.

/s/  Deloitte Touche Tohmatsu

Perth, Australia
March 16, 2018